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                                                                   Exhibit 10.10

                                 LEASE AGREEMENT

Yerevan City                                                        MAY 25, 1997

The Armenian Research Institute of Scientific Engineering Information in the person of its Director, Marat Edilyan ("Leaseholder" hereafter), and* the "HPL-Armenia" subsidiary company of the Union of Heuristic Physics Laboratories Corporation of the State of California of the United States of America (certificate of registration No. 008912, February 20, 1995) in the person of its Director, Z. Nalbandyan ("Renter" hereafter), have signed this agreement on the following:

                           1. Subject of the Agreement

The "Leaseholder" offers to rent the 9th floor of its building with a total area of 436 square meters, and the "Renter" agrees to rent it in accordance with the two-party act for the purpose of performing computer and office related works, paying to the "Leaseholder" the equivalent in dram of 1,520 US dollars per month, including 20% value added tax equivalent to the value established by the Central Bank of the Republic of Armenia and in effect on the day of payment.

                          2. Obligations of the Parties

2.1. The "Leaseholder" undertakes to:

- deliver the space to be leased to the "Renter" in a technically fit condition, with five local phone numbers, and a water, sewer, and light network;

- not hinder the Renter in matters of using the leased space if there is no contradiction with the laws of the Republic of Armenia and the use does not harm the laws;

- not hinder the rules of coexistence.

2.2. The "Renter" undertakes to:

- use the leased space to perform only the works mentioned in the Section 1 of this Agreement;

- preserve the leased space in a technically fit condition, not allow damages and destruction, execute minor repairs, if necessary, and come to terms with the "Leaseholder" with regard to internal constructional changes;

- pay to the "Leaseholder" the rent of each quarter no later than the 5th day of the current quarter, and to pay for the electricity (according to the indications of the electrometer), phone subscription, and long-distance phone calls according to the bills presented by the "Leaseholder." If the rent and the amounts of other expenses are not paid on time, the "Renter" shall pay a penalty in the amount of 10% of the accumulated debt;

- not sublease the leased space;

- not initiate any operation geared at the privatization of the space. In the case a decision is made with regard to privatization, this agreement shall not provide the Renter with an advantage, and the privatization must be realized according to the existing laws.

- deliver the leased space, received property, and the communications to the "Leaseholder" through an appropriate act upon the end of the duration of the agreement, or upon termination of its effectiveness;

- remedy the damage by its own means, or compensate for it, in case the "Renter" causes damage to the leased space (building, rooms, properties, their equipment).

3. The parties are released from responsibility if force-majeure conditions arise.


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        4. Duration of the Agreement and the Order of Conflict Resolution

4.1. This agreement shall be in effect upon its signing by the two parties, as well as upon the signing of the act of delivery-reception of the space subject to lease as of August 1, 1997 for a period of 5 years. This agreement, throughout its duration, may be amended and expanded with the mutual written agreement of the parties.

4.2. The duration of this agreement may be extended with the mutual agreement of the parties.

4.3. This agreement is not subject to revisions within the upcoming 24 months; later, it may be revised at the request of the supervisors of the "Leaseholder" and the "Renter," with a prior notification three months before [the requested revision].

4.4. Conflicts pertinent to the execution of this agreement shall be resolved with the mutual agreement of the parties through negotiations, and in the case that an agreement is not reached, according to the process of the law of the Republic of Armenia.

                        5. Legal addresses of the parties

"Leaseholder", Yerevan city         "Renter", Yerevan city, Avan-3
Komidas Blvd., 49/3                 Narekatsi Street 44, Blvd. 48, Tel: 53-21-63
N/N/ 8106556 Armeconombank          N/N/ 603915, Armimpexbank
Arabkir branch

Director: M. B. Edilyan             Director: Z. H. Nalbadyan

Seal: RA Ministry of Economics,
Seal: Heuristic Physics Laboratories Inc. USA California/HPL Armenia